BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2004 Annual Report on Form 10-K

EXHIBIT 10.14 (b)

AMENDMENT TO EXECUTIVE LIFE INSURANCE PLAN

RESOLVED, that the Corporation’s split-dollar life insurance program for officers elected by the Board of Directors is amended effective July 1, 2004 so that existing policies shall be converted from collateral split-dollar policies to endorsement split-dollar policies and new insurance shall be provided by death benefit only policies, subject to the conversion as well of existing policies to death benefit only policies if management determines such action to be appropriate.